Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Global Employee Stock Purchase Plan of Unisys Corporation of our report dated January 18, 2001, with respect to the consolidated financial statements of Unisys Corporation included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 21, 2001